UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 24, 2005

Symbol Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-9802	112308681
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Symbol Plaza, Holtsville, New York		11742
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(631) 738-2400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On August 24, 2005, Symbol Technologies, Inc., announced that its wholly owned subsidiary, Telxon Corporation ("Telxon"), had settled a lawsuit against its former auditors, PricewaterhouseCoopers LLP ("PwC"). The settlement agreement calls for PwC to pay Telxon $18 million by September 30, 2005. PwC will also pay Telxon an additional $1 million if PwC reaches a settlement agreement with the class before certain motions now pending are decided in a related shareholder class action lawsuit.

Pursuant to the terms of a separate settlement agreement between Telxon and the class, approved by the United States District Court in the Northern District of Ohio in February 2004, Telxon will pay up to $3 million of the proceeds from this PwC settlement to the class.

A copy of the press release announcing Telxon's settlement with PwC is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press Release, dated August 24, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symbol Technologies, Inc.

August 24, 2005	By:	Salvatore Iannuzzi

Name: Salvatore Iannuzzi
Title: Senior Vice President, Chief Administrative and Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated August 24, 2005